Exhibit 5.1

November 30, 2018

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Nexeon Medsystems Inc, Form S-1 Registration Statement (File No. 333-224715)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Nexeon Medsystems Inc, a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to an underwritten offering and relates to the issuance and sale by the Company of its securities sold as units (the “Units”) with each Unit consisting of one (1) share (“Shares”) of common stock, par value $0.001 per share of the Company (the “Common Stock”) and two warrants to each purchase one share of Common Stock (the “Warrants”) to be issued pursuant to a Warrant Agency Agreement, to be dated on or about the date of the first issuance of the applicable Warrants thereunder (the “Warrant Agreement”), by and between the Company and a warrant agent to be selected by the Company.   The Registration Statement also covers shares of Common Stock issuable from time to time upon exercise of the Warrants (the “Warrant Shares”).  We understand that the Units are to be sold as described in the Registration Statement.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Units have been duly authorized for issuance by the Company. The Units, if and when issued, delivered and paid for as described in the prospectus related to the Registration Statement (the “Prospectus”) and pursuant to the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

2. The Shares have been duly authorized for issuance by the Company and, when issued, delivered and paid for as described in the Prospectus and pursuant to the Underwriting Agreement, will be validly issued, fully-paid and non-assessable.

3. The Warrants have been duly authorized for issuance by the Company. The Warrants, when issued, delivered and paid for as described in the Prospectus and pursuant to the Warrant Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

4. The Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor, upon exercise of the Warrants in accordance with the terms therein and the terms of the Warrant Agreement, will be validly issued, fully-paid and non-assessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Nevada Revised Statutes and the New York Business Corporation Law (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof.  This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/Sichenzia Ross Ference LLP

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